UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2014

Bluerock Residential Growth REIT, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-54946	26-3136483
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

712 Fifth Avenue, 9th Floor New York, NY 10019
(Address of principal executive offices)

(212) 843-1601
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This current report on Form 8-K/A (the “Amendment”) amends the current report on Form 8-K dated August 7, 2014 filed by Bluerock Residential Growth REIT, Inc. (the “Company”) with the U.S. Securities and Exchange Commission (the “Original Form 8-K”). The Original Form 8-K reported the final voting results of the Company's 2014 annual meeting of stockholders held on August 6, 2014 (the “2014 Annual Meeting”). The sole purpose of this Amendment is to disclose the Company's decision regarding how frequently it will conduct future stockholder advisory votes to approve the compensation of the Company's named executive officers (“Say on Pay”). No other changes have been made to the Original Form 8-K.

Item 5.07       Submission of Matters to a Vote of Security Holders.

As previously reported in the Original Form 8-K, in a non-binding advisory vote on the frequency of future Say on Pay votes held at the 2014 Annual Meeting, 493,277.891 shares voted for one year, 133,674.623 shares voted for two years, 2,117,260.387 shares voted for three years, 74,892.44 shares abstained and there were 2,153,846.000 broker non-votes. The Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) has considered the outcome of this advisory vote and has determined, as was recommended with respect to this proposal by the Company's board of directors in the proxy statement for the 2014 Annual Meeting, that the Company will hold future Say on Pay votes every three years, with the next such vote to occur in 2017, until the occurrence of the next advisory vote on the frequency of Say on Pay votes. The next advisory vote regarding the frequency of Say on Pay votes is required to occur no later than the Company's 2020 annual meeting of stockholders.

BLUEROCK RESIDENTIAL growth reit, INC.

Dated: November 4, 2014	By:	/s/ Christopher J. Vohs
Christopher J. Vohs
Chief Accounting Officer and Treasurer